Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-53585, 333-03265, 333-95739, 333-52452, 333-52454, 333-89532, 333-150674 and 333-181435) of Deluxe Corporation of our report dated February 22, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 22, 2013